Filed Pursuant to Rule 424(b)(5)
Registration No. 333-279348
Prospectus Supplement
(To Prospectus dated May 16, 2024)
Up to $961,579
Common Stock

We have entered into an At the Market Offering Agreement (the “Sales Agreement”), with H.C. Wainwright & Co., LLC (“Wainwright”or “sales agent”) relating to the sale of shares of our common stock, par value $0.0001 per share, offered by this prospectus supplement and the accompanying prospectus. In accordance with the terms of such Sales Agreement, under this prospectus supplement and the accompanying prospectus, we may offer and sell shares of our common stock having an aggregate offering price of up to $961,579 from time to time through or to Wainwright acting as our agent or principal.
Our common stock is listed on The Nasdaq Capital Market under the symbol “GRI.” On May 17, 2024, the last reported sale price of our common stock on The Nasdaq Capital Market was $0.4223 per share.
Sales of our common stock, if any, under this prospectus supplement and the accompanying prospectus may be made in transactions that are deemed to be “at the market offerings” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), including, without limitation, sales made directly on or through The Nasdaq Capital Market, the trading market for our common stock, or any other existing trading market in the United States for our common stock, sales made to or through a market maker other than on an exchange or otherwise, directly to Wainwright as principal in negotiated transactions at market prices prevailing at the time of sale or at prices related to such prevailing market prices, and/or in any other method permitted by law. If we and Wainwright agree on a method of distribution other than sales of shares of our common stock into The Nasdaq Capital Market or another existing trading market at market prices, we will file a further prospectus supplement providing all information about such offering as required by Rule 424(b) under the Securities Act. While there is no requirement that Wainwright sell any specific number or dollar amount of shares, it will act as sales agent and use commercially reasonable efforts to sell on our behalf all of the shares of common stock requested to be sold by us, consistent with its normal trading and sales practices, on mutually agreed terms between Wainwright and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.
Wainwright will be entitled to compensation at a fixed commission rate equal to 3.0% of the gross sales price per share of common stock issued by us and sold through it as our sales agent under the Sales Agreement. In connection with the sale of our common stock on our behalf, Wainwright will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of Wainwright will be deemed to be underwriting commissions or discounts. We provide more information about our arrangements with the sales agent in the section entitled “Plan of Distribution.” This offering pursuant to this prospectus supplement and the accompanying prospectus will terminate upon the earlier of (a) the sale of the Shares pursuant to the prospectus supplement and the accompanying prospectus filed on May 20, 2024, having an aggregate sales price of $961,579, or (b) the termination by us or Wainwright of the Sales Agreement pursuant to its terms.
We are an emerging growth company as that term is used in the Jumpstart Our Business Startups Act of 2012 and a smaller reporting company as defined under Rule 405 of the Securities Act, and, as such, are subject to certain reduced public company reporting requirements. See ‘‘Prospectus Supplement Summary—Implications of Being an Emerging Growth Company and a Smaller Reporting Company” on page S-4 of this prospectus supplement.
As of the date hereof, the aggregate market value of our common stock held by non-affiliates pursuant to General Instruction I.B.6 of Form S-3 is $2,884,737, which was calculated based on 3,670,149 shares of our common stock outstanding held by non-affiliates and a price of $0.786 per share, the closing price of our common stock on March 21, 2024, which is the highest closing sale price of our common stock on The Nasdaq Capital Market within the prior 60 days of this prospectus supplement. As of the date of this prospectus supplement, we have not sold any securities pursuant to General Instruction I.B.6 of Form S-3 during the 12 calendar months prior to, and including, the date of this prospectus supplement. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities in public primary offerings on Form S-3 with a value exceeding more than one-third of our public float (as defined by General Instruction I.B.6) in any 12 calendar month period so long as our public float remains below $75 million.

Investing in our common stock involves a high degree of risk. Before making an investment decision, please read the information under the heading “Risk Factors” beginning on page S-7 of this prospectus supplement, the accompanying prospectus and in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement and the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

H.C. Wainwright & Co.
The date of this prospectus supplement is May 20, 2024.

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ABOUT THIS PROSPECTUS SUPPLEMENT
This prospectus supplement and the accompanying prospectus relate to an offering of our common stock and form a part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in the accompanying prospectus included in the registration statement in one or more offerings up to a total aggregate offering price of $75,000,000. The $961,579 of common stock that may be offered, issued and sold under this prospectus supplement is included in the $75,000,000 of securities that may be offered, issued and sold by us pursuant to our registration statement.
Before buying any of the common stock that we are offering, we urge you to carefully read this prospectus supplement and the accompanying prospectus, together with the information incorporated by reference as described under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this prospectus supplement. These documents contain important information that you should consider when making your investment decision.
This document is in two parts. The first part is this prospectus supplement, which describes the terms of this offering of common stock and also adds to, updates and changes information contained in the accompanying prospectus and the documents incorporated by reference. The second part is the accompanying prospectus, which gives more general information. To the extent the information contained in this prospectus supplement differs from or conflicts with the information contained in the accompanying prospectus or any document incorporated by reference, the information in this prospectus supplement will control. If any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference into the accompanying prospectus — the statement in the document having the later date modifies or supersedes the earlier statement.
We have not, and the sales agent has not, authorized anyone to provide you with information different from that which is contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus and in any free writing prospectus that we have authorized for use in connection with this offering. No one is making offers to sell or seeking offers to buy these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained in this prospectus supplement is accurate as of the date on the front cover of this prospectus supplement only and that any information we have incorporated by reference or included in the accompanying prospectus is accurate only as of the date given in the document incorporated by reference or as of the date of the prospectus, as applicable, regardless of the time of delivery of this prospectus supplement, the accompanying prospectus, any related free writing prospectus, or any sale of our common stock. Our business, financial condition, results of operations and prospects may have changed since that date.
We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference into this prospectus supplement or the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.
Information contained on, or that can be accessed through, our website does not constitute part of this prospectus supplement, the accompanying prospectus or any related free writing prospectus.

PROSPECTUS SUPPLEMENT SUMMARY
This summary highlights selected information contained elsewhere in this prospectus supplement and in the documents we incorporate by reference. This summary does not contain all of the information you should consider before making an investment decision. You should read this entire prospectus supplement, the accompanying prospectus and the information and documents that we incorporate by reference herein and there in carefully, especially the risks of investing in our common stock discussed under “Risk Factors” beginning on page S-7 of this prospectus supplement, along with our consolidated financial statements and notes to those consolidated financial statements and the other information and documents incorporated by reference in this prospectus supplement and the accompanying prospectus.
THE COMPANY
Overview
We are a clinical-stage biopharmaceutical company focused on discovering, developing, and commercializing innovative therapies that target serious diseases associated with dysregulated immune responses leading to inflammatory, fibrotic, and autoimmune disorders. Our goal is to be an industry leader in developing therapies to treat these diseases and to improve the lives of patients suffering from such diseases.
Corporate Information
We were originally incorporated as a Delaware corporation under the name Vallon Pharmaceuticals, Inc. On April 21, 2023, we completed a reverse merger with GRI Bio, Inc., a Delaware corporation incorporated in the State of Delaware in May 2009 under the name Glycoregimmune, Inc., and changed our name to “GRI Bio, Inc.”
Our principal offices are located at 2223 Avenida de la Playa, #208, La Jolla, CA 92037, and our telephone number is (619) 400-1170. Our website address is www.gribio.com. Our website and the information contained on, or that can be accessed through, our website shall not be deemed to be incorporated by reference in, and are not considered part of, this prospectus. You should not rely on any such information in making your decision whether to purchase our common stock.
Our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and all amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) are available free of charge through the investor relations page of our website as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC.
All brand names or trademarks appearing in this prospectus are the property of their respective holders. Use or display by us of other parties’ trademarks, trade dress, or products in this prospectus is not intended to, and does not, imply a relationship with, or endorsements or sponsorship of, us by the trademark or trade dress owners.
Recent Developments
February 2024 Offering
On February 1, 2024, we entered into a securities purchase agreement with each purchaser identified on the signature pages thereto (the “Purchase Agreement”), pursuant to which we agreed to issue and sell, in a public offering (the “Offering”), (i) 330,450 shares (the “Shares”) of our common stock, (ii) 4,669,550 pre-funded warrants (the “Pre-Funded Warrants”) exercisable for an aggregate of 4,669,550 shares of common stock, (iii) 5,000,000 Series B-1 common warrants (the “Series B-1 Common Warrants”) exercisable for an aggregate of 5,000,000 shares of common stock, and (iv) 5,000,000 Series B-2 common warrants (the “Series B-2 Common Warrants,” and together with the Series B-1 Common Warrants, the “Common Warrants”) exercisable for an aggregate of 5,000,000 shares of common stock. The Common Warrants together with the Pre-Funded Warrants are referred to herein as the “Warrants.” The securities were offered in combinations of (a) one Share or one Pre-Funded Warrant, together with (b) one Series B-1 Common Warrant and one Series B-2 Common Warrant, for a combined purchase price of $1.10 (less $0.0001 for each Pre-Funded Warrant). The offering closed on February 6, 2024.

Subject to certain ownership limitations, the Warrants are exercisable upon issuance. Each Pre-Funded Warrant is exercisable for one share of common stock at a price per share of $0.0001 (as adjusted from time to time in accordance with the terms thereof) and does not expire. Each Series B-1 Common Warrant is exercisable into one share of common stock at a price per share of $1.10 (as adjusted from time to time in accordance with the terms thereof) for a five-year period after February 6, 2024, the date of issuance. Each Series B-2 Common Warrant is exercisable into one share of common stock at a price per share of $1.10 (as adjusted from time to time in accordance with the terms thereof) for an 18-month period after February 6, 2024, the date of issuance.
In connection with the issuance of the securities pursuant to the Purchase Agreement, the exercise price of the Series A-1 common warrants (the “Series A-1 Warrants”) was reduced to par, or $0.0001, per share pursuant to the terms of the Series A-1 Warrants.
January 2024 Reverse Stock Split
On January 19, 2024, our stockholders approved a reverse stock split of our common stock. Our board of directors subsequently approved the reverse stock split at a ratio of one-for-seven (the “January 2024 Reverse Stock Split”). Following the board of director’s approval, we filed an amendment to our Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware to effect the January 2024 Reverse Stock Split as of 4:01 p.m. Eastern Time on January 29, 2024. Shares of our common stock began trading on a post-split basis on January 30, 2024. As a result of the January 2024 Reverse Stock Split, every seven shares of our common stock, either issued or outstanding, immediately prior to the filing and effectiveness of our amendment to our Amended and Restated Certificate of Incorporation filed with the Secretary of State of the State of Delaware, was automatically combined and converted (without any further act) into one share of fully paid and nonassessable share of common stock. No fractional shares were issued in connection with the January 2024 Reverse Stock Split. Stockholders who otherwise would have received fractional shares of common stock received cash in lieu thereof at a price equal to the fraction to which the stockholder would have otherwise been entitled. The January 2024 Reverse Stock Split had the effect of reducing the aggregate number of outstanding shares of common stock from 4,520,233 shares on a pre-reverse split basis to a total of 645,738 shares outstanding on a post-reverse split basis.
Unless otherwise noted, all financial information, share numbers, option numbers, warrant numbers, other derivative security numbers and exercise prices appearing herein have been adjusted to give effect to the January 2024 Reverse Stock Split.
Nasdaq Compliance - Equity Deficiency
On November 22, 2023, we received a letter (the “Notice”) from the Listing Qualifications Department (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) notifying us that we were not in compliance with the minimum stockholders’ equity requirement for continued listing on The Nasdaq Capital Market based on the information provided in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2023. Nasdaq Listing Rule 5550(b)(1) requires that companies listed on The Nasdaq Capital Market with a market value of listed securities of less than $35.0 million and annual net income of less than $0.5 million maintain stockholders’ equity of at least $2.5 million (the “Stockholders’ Equity Requirement”). In accordance with Nasdaq rules, we were provided until January 8, 2024, to submit a plan to regain compliance with the Stockholders’ Equity Requirement (the “Compliance Plan”). On January 22, 2024, the Staff granted us an extension until May 20, 2024 (the “May Compliance Date”) to regain compliance with the Stockholders’ Equity Requirement. Per the Staff’s January 22, 2024 letter, we must complete an equity offering to raise gross proceeds of at least $6.0 million and furnish to the Staff and Nasdaq evidence of compliance with the Stockholders’ Equity Requirement by filing a publicly available report prior to May 24, 2024. While we completed an equity offering with gross proceeds of $5.5 million and have met the minimum Stockholders’ Equity Requirement as of the quarter ended March 31, 2024, based on informal communications with the Staff we expect the Staff will determine that we have not regained compliance with the Stockholders’ Equity Requirement as of the May Compliance Date and will send us a notice that our common stock is subject to delisting. In response to that notice, we would intend to file an appeal and hearing request with Nasdaq to stay delisting of our common stock from The Nasdaq Capital Market pending a Nasdaq listing qualifications hearing panel’s (the “Panel”) decision. We will need to raise substantial additional funds in the near term in order for us to maintain or regain compliance with the Stockholders’ Equity Requirement. There can be no assurance that we will maintain or regain compliance with the Stockholders’ Equity Requirement or that any appeal to the Panel would be successful in a timely manner or at all.
Nasdaq Compliance - Bid Price Deficiency
The rules of The Nasdaq Capital Market also require that we maintain a closing price for shares of our common stock of at least $1.00 per share (the “Minimum Bid Price Rule”). On January 5, 2024, we received a letter (the “Letter”) from the Staff of Nasdaq indicating that we no longer meet the Minimum Bid Price Rule set forth in Nasdaq Listing Rule 5550(a)(2) because the closing bid price for our common stock was less than $1.00 for the previous 30 consecutive business days. The Letter is in addition to the Notice described above. The Letter has no immediate effect on our continued listing on The Nasdaq Capital Market. Under Nasdaq Listing Rule 5810(c)(3)(A), we have a 180-calendar day period, or until July 3, 2024 (the “July Compliance Date”), to regain compliance with the Minimum Bid Price Rule. The Minimum Bid Price Rule will be met if our common stock has a minimum closing bid price of at least $1.00 per share for a minimum of 10 consecutive business days during the 180-calendar day period, unless Nasdaq exercises its discretion to extend such 10‑day period. If we do not regain compliance by the July Compliance Date, we may be eligible for an additional 180-calendar day period, subject to satisfying the conditions in the applicable Nasdaq Listing Rules. If, before the Compliance Date, our common stock has a closing bid price of $0.10 per share or less for ten consecutive trading days, the Staff will issue a Staff Delisting Determination under Nasdaq Listing Rule 5810 with respect to our common stock. On January 29, 2024, we filed an amendment to our Amended and Restated Certificate of Incorporation to implement the January 2024 Reverse Stock Split to attempt to regain compliance with the Minimum Bid Price Rule but were not able to regain compliance following the January 2024 Reverse Stock Split.
We intend to hold a special meeting of stockholders on June 7, 2024 to seek stockholder approval of an amendment to our Amended and Restated Certificate of Incorporation, as amended, to effect a reverse stock split of our common stock by a ratio of not less than one-for-two and not more than one-for-fifteen, with the exact ratio to be set within this range by our board of directors in its sole discretion (without reducing the authorized number of shares of our common stock) and with our board of directors able to elect to abandon such proposed amendment and not effect the Reverse Stock Split authorized by our stockholders in its sole discretion. There can be no assurance that the stock price of our common stock will remain above the minimum $1.00 bid price required for any post-split Nasdaq monitoring period or otherwise.
Implications of Being an Emerging Growth Company and a Smaller Reporting Company
We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and may remain an emerging growth company until December 31, 2026, or until such earlier time as we have more than $1.235 billion in annual revenue, we become a “large accelerated filer” under SEC rules, or we issue more than $1 billion of non-convertible debt over a three-year period. The JOBS Act contains provisions that, among other things, reduce certain reporting requirements for an “emerging growth company.” For so long as we remain an emerging growth company, we are permitted and plan to rely on exemptions from certain disclosure requirements that are applicable to other public companies that are not emerging growth companies.
These exemptions include reduced disclosure obligations regarding executive compensation. In addition, as an emerging growth company, we are not required to conduct votes seeking approval, on an advisory basis, of the compensation of our named executive officers or the frequency with which such votes must be conducted. We may take advantage of some or all of these exemptions until such time as we are no longer an emerging growth company.
We are also a “smaller reporting company,” meaning that the market value of our stock held by non-affiliates is less than $700 million and our annual revenue was less than $100 million during the most recently completed fiscal year. We may continue to be a smaller reporting company if either (i) the market value of our stock held by non-affiliates is less than $250 million or (ii) our annual revenue was less than $100 million during the most recently completed fiscal year and the market value of our stock held by non-affiliates was less than $700 million. If we are a smaller reporting company at the time we cease to be an emerging growth company, we may continue to rely on exemptions from certain disclosure requirements that are available to smaller reporting companies. For so long as we remain a smaller reporting company, we are permitted and intend to rely on exemptions from certain disclosure and other requirements that are applicable to other public companies that are not applicable to a smaller reporting company.

THE OFFERING

Common stock offered by us	Shares of our common stock having an aggregate offering price of up to $961,579.

Common stock outstanding immediately following the offering

5,473,492 shares, assuming the sale of 2,277,004 shares in this offering at an assumed offering price of $0.4223 per share, which was the last reported sale price of our common stock on The Nasdaq Capital Market on May 17, 2024. The actual number of shares issued, if any, will vary depending on how many shares of our common stock we choose to sell and the prices at which such sales occur.

Plan of Distribution
Sales of our common stock, if any, under this prospectus supplement and the accompanying prospectus may be made by any method permitted by law deemed to be an “at-the-market” offering as defined in Rule 415 of the Securities Act Act, including without limitation sales made directly on The Nasdaq Capital Market, on any other existing trading market for the common stock in the United States. The sales agent is not required to sell any certain number of shares or dollar amount of our common stock, but will act as a sales agent and use commercially reasonable efforts to sell on our behalf all of the shares of common stock requested to be sold by us, consistent with its normal trading and sales practices, subject to the terms of the Sales Agreement. See the section entitled “Plan of Distribution” in this prospectus supplement.

Use of Proceeds
We currently intend to use the net proceeds from this offering, if any, for general corporate and working capital purposes, including funding our research and development. See “Use of Proceeds.”
The amount of proceeds from this offering will depend upon the number of shares of common stock sold, if any, and the market price at which they are sold. There can be no assurance that we will be able to sell any shares under or fully utilize the Sales Agreement with the sales agent.

Risk Factors
See the section titled “Risk Factors” on page S-7 in this prospectus supplement and the other information included in, or incorporated by reference into, this prospectus supplement and the accompanying prospectus for a discussion of certain factors you should carefully consider before deciding to invest in shares of our common stock.

Nasdaq Capital Market symbol	Our common stock is listed on The Nasdaq Capital Market under the symbol “GRI.”
The number of shares of our common stock to be outstanding immediately after this offering is based on 3,774,488 shares of our common stock outstanding as of May 17, 2024, and excludes, as of that date, the following:
•10,120,928 shares of common stock issuable upon exercise of warrants outstanding (excluding the Series A-1 warrants), with a weighted average exercise price of $2.27;
•2,042,316 shares of common stock issuable upon exercise of pre-funded warrants and Series A-1 warrants outstanding, with an exercise price of $0.0001;
•32,642 shares of common stock issuable upon the exercise of options outstanding, with a weighted average exercise price of $37.41 per share; and
•24,139 shares of common stock reserved for future issuance under our Amended and Restated 2018 Equity Incentive Plan.

RISK FACTORS
Investing in our securities involves a high degree of risk. You should carefully review the risks and uncertainties described below and under the section titled “Risk Factors” in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K we file after the date of this prospectus supplement, and all other information and documents contained or incorporated by reference into this prospectus supplement and the accompanying prospectus, as updated by our subsequent filings under the Exchange Act, before acquiring any of such securities. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.
Risks Relating to this Offering
The listing of shares of our common stock does not currently comply with the rules of The Nasdaq Capital Market or any other Nasdaq market tier. A delisting of our common stock from Nasdaq could adversely affect our ability to raise additional capital through the public or private sale of equity securities and our investors’ ability to dispose of, or obtain accurate quotations as to the market value of, our common stock.
The rules of The Nasdaq Capital Market also require that we maintain a closing price for shares of our common stock of at least $1.00 per share. On January 5, 2024, we received the Letter from the Staff indicating that we no longer met the Minimum Bid Price Rule set forth in Nasdaq Listing Rule 5550(a)(2) because the closing bid price for our common stock was less than $1.00 for the previous 30 consecutive business days. The Letter was in addition to the Notice. The Letter had and has no immediate effect on our continued listing on The Nasdaq Capital Market. Under Nasdaq Listing Rule 5810(c)(3)(A), we have until the July Compliance Date to regain compliance with the Minimum Bid Price Rule. The Minimum Bid Price Rule will be met if our common stock has a minimum closing bid price of at least $1.00 per share for a minimum of 10 consecutive business days during the 180-calendar day period, unless Nasdaq exercises its discretion to extend such 10‑day period. If we do not regain compliance by the July Compliance Date, we may be eligible for an additional 180-calendar day period, subject to satisfying the conditions in the applicable Nasdaq Listing Rules. If, before the July Compliance Date, our common stock has a closing bid price of $0.10 per share or less for ten consecutive trading days, the Staff will issue a Staff Delisting Determination under Nasdaq Listing Rule 5810 with respect to our common stock. On January 29, 2024, we filed an amendment to our Amended and Restated Certificate of Incorporation to implement the January 2024 Reverse Stock Split to attempt to regain compliance with the Minimum Bid Price Rule. Nasdaq subsequently reported that our common stock had a closing bid price above $1.00 per share for 10 consecutive trading days during the 180-day period, but Nasdaq exercised its discretion to extend the 10-day period and did not deem that we regained compliance with the Minimum Bid Price Rule. We intend to hold a special meeting of stockholders on June 7, 2024 to seek stockholder approval of an amendment to our Amended and Restated Certificate of Incorporation, as amended, to effect a reverse stock split of our common stock by a ratio of not less than one-for-two and not more than one-for-fifteen, with the exact ratio to be set within this range by our board of directors in its sole discretion (without reducing the authorized number of shares of our common stock) and with our board of directors able to elect to abandon such proposed amendment and not effect the Reverse Stock Split authorized by our stockholders in its sole discretion. There can be no assurance that we will be able to regain compliance or that the bid price of our common stock will remain above the minimum $1.00 bid price required for any post-split Nasdaq monitoring period or otherwise.
On November 22, 2023, we received a letter from the Staff of Nasdaq notifying us that we are not in compliance with the minimum Stockholders’ Equity Requirement for continued listing on The Nasdaq Capital Market based on the information provided in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2023. In accordance with Nasdaq rules, we were provided until January 8, 2024 to submit the Compliance Plan. The Notice had and has no immediate effect on our continued listing on The Nasdaq Capital Market, subject to our compliance with other continued listing requirements. On January 22, 2024, the Staff granted us an extension until the May Compliance Date to regain compliance with the Stockholders’ Equity Requirement. Per the Staff’s January 22, 2024 letter, we must complete an Equity Offering and furnish to the Staff and Nasdaq evidence of compliance with the Stockholders’ Equity Requirement by filing a publicly available report prior to May 24, 2024. While we completed an equity offering with gross proceeds of $5.5 million and have met the minimum Stockholders’ Equity Requirement as of the quarter ended March 31, 2024, based on informal communications with the Staff, we expect the Staff will determine that we have not regained compliance with the Stockholders’ Equity Requirement as of the May Compliance Date and will send us a notice that our common stock is subject to delisting. In response to that notice, we would intend to file an appeal and hearing request with Nasdaq to stay delisting of our common stock from The Nasdaq Capital Market pending a Nasdaq listing qualifications hearing panel’s (the “Panel”) decision. We will need to raise substantial additional funds in the near term in order for us to maintain or regain compliance with the Stockholders’ Equity Requirement. There can be no assurance that we will maintain or regain compliance with the Stockholders’ Equity Requirement or that any appeal to the Panel would be successful in a timely manner or at all.
If our common stock is delisted by Nasdaq, our common stock may be eligible to trade on the OTC Markets or another over-the-counter market, but a delisting, threatened delisting or trading on these markets would likely result in it being more difficult for us to raise additional capital through the public or private sale of equity securities and for investors to dispose of, or obtain accurate quotations as to the market value of, our common stock. In addition, there can be no assurance that our common stock would be eligible for trading on any such alternative exchange or markets.
Unless our common stock is listed on a national securities exchange, such as The Nasdaq Capital Market, our common stock may also be subject to the regulations and restrictions regarding trading in “penny stocks,” which are those securities trading for less than $5.00 per share, and that are not otherwise exempted from the definition of a penny stock under other exemptions provided for in the applicable regulations. These requirements and regulations could severely limit the liquidity of securities in the secondary market because fewer brokers or dealers would likely to be willing to undertake related compliance activities. If our common stock is not listed on a national securities exchange, the rules and restrictions regarding penny stock transactions may limit an investor’s ability to sell to a third party and our trading activity in the secondary market may be reduced.
Further, our failure to maintain compliance with applicable Nasdaq listing requirements will also cause us to fail to meet the equity conditions for us to require the exercise the Series T Warrants and may result in our being liable for penalties in our various investor agreements. Any of these or the above circumstances could adversely affect our business, results of operation, prospects and the value of shares of our common stock.
A delisting for this reason or any other reason could materially affect our ability to raise capital, adversely affect our business and the price of our common stock.
We will require substantial additional capital. If we are unable to raise such capital when needed, or on acceptable terms, we may be forced to delay, reduce and/or eliminate one or more of our research and drug development programs, future commercialization efforts or other operations.
Developing biotechnology and biopharmaceutical products, including conducting preclinical studies and clinical trials, is a very time-consuming, expensive, and uncertain process that takes years to complete. Our operations have consumed substantial amounts of cash since inception. We expect our expenses to increase in connection with our ongoing activities, particularly as we conduct our planned clinical trials of GRI-0621, GRI-0803 and any other product candidates that we may develop or seek regulatory approvals for and, if approved, launch and commercialize. In particular, we do not expect to be able to continue our clinical trials or development efforts without raising additional funds. We also expect to incur additional costs associated with operating as a public company. Accordingly, we will need to obtain substantial additional funding in order to maintain our continuing operations. If we are unable to raise capital when needed or on acceptable terms, we may be forced to delay, reduce, or eliminate one or more of our research and drug development programs or future commercialization efforts.
As of March 31, 2024, we had approximately $4.1 million in cash and cash equivalents and an accumulated deficit of approximately $33.4 million. If we secure additional funds, we expect to devote substantial financial resources to our planned activities, particularly as we conduct our clinical trials of GRI-0621 and GRI-0803, advance our discovery programs and continue our product development efforts. We are also party to a registration rights agreement that requires us to, among other things, obtain effectiveness of a registration statement and to maintain the effectiveness of the registration statements for resale of the shares underlying certain outstanding warrants. If we fail to comply with these obligations, we would be subject to substantial cash penalties and, as of the date of hereof would likely not have the resources to make such payments and continue our operations.
On October 13, 2023, we filed a registration statement on Form S-3 for the offer and resale of the shares underlying such warrants, as amended by a Pre-Effective Amendment No. 1 to Form S-3 on Form S-1, filed on December 4, 2023, which was declared effective on December 15, 2023. On February 1, 2024, we entered into the Purchase Agreement with each purchaser identified on the signature pages thereto, pursuant to which we agreed to issue and sell, in a public offering, (i) 330,450 Shares (ii) 4,669,550 Pre-Funded Warrants exercisable for an aggregate of 4,669,550 shares of common stock, (iii) 5,000,000 Series B-1 Common Warrants exercisable for an aggregate of 5,000,000 shares of common stock, and (iv) 5,000,000 Series B-2 Common Warrants exercisable for an aggregate of 5,000,000 shares of common stock. The securities were offered in combinations of (a) one Share or one Pre-Funded Warrant, together with (b) one Series B-1 Common Warrant and one Series B-2 Common Warrant, for a combined purchase price of $1.10 (less $0.0001 for each Pre-Funded Warrant).
In addition, we expect to continue to incur additional costs associated with operating as a public company. Based on our current operating plan, we believe that our existing cash and cash equivalents will be sufficient to fund our operating expenses and capital expenditure requirements only into the second half of 2024. The Series T Warrants issued pursuant to that certain securities purchase agreement, dated December 13, 2022, by and among the Company, GRI Operations, Inc. (formerly known as GRI Bio, Inc.) and Altium Growth Fund L.P. (“Altium”), currently can be force exercised. We have based these estimates on assumptions that may prove to be wrong, and we could exhaust our available capital resources sooner than we expect. Our future capital requirements and the period for which our existing resources will support our operations may vary significantly from what we expect, and we will require additional funding to recommence development of our product candidates. Our spending levels will vary based on new and ongoing development and corporate activities. Because the length of time and activities associated with development of our product candidates is highly uncertain, we are unable to estimate the actual funds we will require for development, and assuming approval, marketing and commercialization activities.
We will need to raise substantial funds in the near term in addition to the funds raised in the offering completed in February 2024 and the “at-the-market” offering pursuant to this prospectus supplement and the accompanying prospectus in order to regain compliance with Nasdaq’s currently applicable Stockholders’ Equity Requirement and continue operations. We intend to raise additional funds in the near term. However, additional funding may not be available on acceptable terms, if at all. Until we can generate sufficient revenue to finance our cash requirements, which we may never do, we expect to finance our future cash needs through a combination of public or private equity offerings, debt financings, collaborations, strategic alliances, licensing arrangements and other marketing or distribution arrangements. If we raise additional funds through public or private equity offerings, the terms of these securities may include liquidation or other preferences that adversely affect the rights of our common stockholders. Further, to the extent that we raise additional capital through the sale of common stock or securities convertible or exchangeable into common stock, our stockholders’ ownership interest will be diluted. In addition, any debt financing may subject us to fixed payment obligations and covenants limiting or restricting our ability to take specific actions, such as incurring additional debt, making capital expenditures, or declaring dividends. If we raise additional capital through marketing and distribution arrangements or collaborations, strategic alliances, or licensing arrangements with third parties, we may have to relinquish certain valuable intellectual property or other rights to our product candidates, technologies, future revenue streams or research programs or grant licenses on terms that may not be favorable to us. We also may be required to seek collaborators for any of our product candidates at an earlier stage than otherwise would be desirable or relinquish our rights to product candidates or technologies that we otherwise would seek to develop or commercialize ourselves. Market volatility resulting from inflation, pandemics, geopolitical events or other financial markets factors could also adversely impact our ability to access capital as and when needed. If we are unable to secure adequate additional funding, we will need to reevaluate our operating plans and may be forced to make reductions in spending, extend payment terms with suppliers, liquidate assets where possible, delay, scale back or eliminate some or all of our development programs, relinquish rights to our technology on less favorable terms than we would otherwise choose or cease operations entirely. These actions could materially impact our business, results of operations, our future prospects and the value of shares of our common stock, and as a result, our stockholders may receive no value for their investment. In addition, attempting to secure additional financing diverts the time and attention of management from day-to-day activities and distract from our discovery and product development efforts.
Our auditors have expressed substantial doubt about our ability to continue as a going concern, and we may not be able to continue as a going concern if we do not obtain additional financing.
We have incurred losses since inception and, to date, have financed our operations by issuing equity and debt securities. We anticipate that we will continue to incur losses and generate negative operating cash flows in the foreseeable future as we continue to develop our drug candidates and that we will require additional funding to support our planned operating activities. The report of our independent registered public accounting firm on our financial statements as of and for the year ended December 31, 2023 includes an explanatory paragraph indicating that there is substantial doubt about our ability to continue as a going concern. Until such time, if ever, in which we can generate substantial product revenue, we expect we may continue to fund our operations and capital funding needs through equity offerings, debt financings or other capital sources, including strategic licensing, collaboration or other similar agreements. As stated above, if we are unable to secure adequate additional funding, we will need to reevaluate our operating plans and may be forced to make reductions in spending, extend payment terms with suppliers, liquidate assets where possible, delay, scale back or eliminate some or all of our development programs, or relinquish rights to our technology on less favorable terms than it would otherwise choose. These actions could materially impact our business, results of operations, our future prospects and the value of shares of our common stock, and, as a result, our stockholders may receive no value for their investment.
We expect the stock price of our common stock to be highly volatile.
The market price of shares of our common stock has been and is likely to continue to be subject to significant fluctuations. Market prices for securities of biotechnology and other life sciences companies historically have been particularly volatile subject even to large daily price swings. Some of the factors that may cause the market price of shares of our common stock to fluctuate include, but are not limited to:
•our ability to obtain timely regulatory approvals for future product candidates, and delays or failures to obtain such approvals;
•our ability to comply with the listing requirements of The Nasdaq Capital Market and any delisting or potential delisting of shares of our common stock;
•failure of product candidates, if approved, to achieve commercial success;
•issues in manufacturing future product candidates;
•the results of current and any future clinical trials;
•the entry into, or termination of, or breach by partners of key agreements, including key commercial partner agreements;
•the initiation of material developments in, or conclusion of any litigation to enforce or defend any intellectual property rights or defend against the intellectual property rights of others;
•announcements of any dilutive equity financings and significant issuances of equity securities;
•announcements by commercial partners or competitors of new commercial products, clinical progress or the lack thereof, significant contracts, commercial relationships or capital commitments;
•failure to elicit meaningful stock analyst coverage and downgrades of our stock by analysts;
•our ability to comply with our obligations pursuant to our registration rights agreements; and
•the loss of key employees.

Moreover, the stock markets in general have experienced substantial volatility in the biotech industry that has often been unrelated to the operating performance of individual companies or a certain industry segment. These broad market fluctuations may also adversely affect the trading price of our common stock.
In the past, following periods of volatility in the market price of a company’s securities, stockholders have often instituted class action securities litigation against those companies. Such litigation, if instituted, could result in substantial costs and diversion of management attention and resources, which could significantly harm our profitability and reputation. In addition, such securities litigation often has ensued after a reverse merger or other merger and acquisition activity of the type engaged by us. Such litigation, if brought, could impact negatively our business.
We may issue additional equity or convertible debt securities in the future, which may result in dilution to investors.
To the extent we need to raise additional capital in the future and we issue additional shares of common stock or securities convertible or exchangeable for our common stock, our then existing stockholders may experience dilution and the new securities may have rights senior to those of our common stock offered in this offering. We cannot assure you that we will be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of common stock or other securities convertible into or exchangeable for our common stock in future transactions may be higher or lower than the price per share in this offering.
We have broad discretion in the use of the net proceeds from this offering and may not use them effectively.
Our management will have broad discretion in the application of the net proceeds from this offering, including for any of the purposes described in the section entitled “Use of Proceeds,” and you will not have the opportunity as part of your investment decision to assess whether the net proceeds are being used appropriately. Because of the number and variability of factors that will determine our use of the net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. Our management might not apply our net proceeds in ways that ultimately increase the value of your investment. We expect to use the net proceeds from this offering, if any, for general corporate and working capital purposes, including funding our research and development. The failure by our management to apply these funds effectively could harm our business. Pending their use, we may invest the net proceeds from this offering in short- and intermediate term, investment-grade, interest-bearing securities. These investments may not yield a favorable return to our stockholders. If we do not invest or apply the net proceeds from this offering in ways that enhance stockholder value, we may fail to achieve expected financial results, which could cause our stock price to decline.
Sales of a substantial number of shares of our common stock in the public market, or the perception that such sales could occur, could depress the market price of our common stock.
Sales of a substantial number of shares of our common stock in the public market, or the perception that such sales could occur, could depress the market price of our common stock and impair our ability to raise capital through the sale of additional equity securities. We cannot predict the effect that future sales of our common stock, including under the Sales Agreement, would have on the market price of our common stock.
The actual number of shares we will issue under the Sales Agreement and the gross proceeds resulting therefrom, at any one time or in total, is uncertain.
Subject to certain limitations in the Sales Agreement and compliance with applicable law, we have the discretion to deliver placement notice to Wainwright to sell shares of our common stock at any time throughout the term of the Sales Agreement. The number of shares that are sold through or to Wainwright after our delivering a placement notice will fluctuate based on a number of factors, including the market price of our common stock during the sales period, the limits we set with Wainwright in any instruction to sell shares, and the demand for our common stock during the sales period. Because the price per share of each share sold will fluctuate based on the market price of our common stock during this offering, it is not currently possible to predict the number of shares, if any, that will be sold or the gross proceeds to be raised in connection with those sales.
The common stock offered hereby will be sold in “at the market offerings,” and investors who buy shares at different times will likely pay different prices.
Investors who purchase shares in this offering at different times will likely pay different prices, and so may experience different levels of dilution and different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold in this offering. Investors may experience a decline in the value of the shares they purchase in this offering as a result of sales made at prices lower than the prices they paid.
We do not anticipate paying dividends on our capital stock.
We do not intend to pay cash dividends on our capital stock in the foreseeable future. The declaration of dividends is subject to the discretion of our board of directors and will depend on various factors, including our operating results, financial condition, future prospects and any other factors deemed relevant by our board of directors. You should not rely on an investment in our company if you require dividend income from your investment in our company. The success of your investment will likely depend entirely upon any future appreciation of the market price of our capital stock, which is uncertain and unpredictable. There is no guarantee that our capital stock will appreciate in value or even maintain the price at which you purchased your shares.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement, the accompanying prospectus and the documents that we incorporate by reference herein and therein, contain “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. These statements relate to future events or to our future operating or financial performance and involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements.
In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “could,” “would,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “projects,” “predicts,” “potential” and similar expressions intended to identify forward-looking statements. These statements reflect our current views with respect to future events and are based on assumptions and are subject to risks and uncertainties. As such, our actual results may differ significantly from those expressed in any forward-looking statements. Given these uncertainties, you should not place undue reliance on these forward-looking statements. In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date they were made, and while we believe such information formed a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.
We discuss many of these risks in greater detail under “Risk Factors” in this prospectus supplement and the accompanying prospectus and in the “Risk Factors,” “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections incorporated by reference from our most recent Annual Report on Form 10-K and in our Quarterly Reports on Form 10-Q for the quarterly periods ended subsequent to our filing of such Annual Report on Form 10-K, as well as any amendments thereto and other documents we filed with the SEC and reflected in subsequent filings with the SEC.
Also, these forward-looking statements represent our estimates and assumptions only as of the date of the document containing the applicable statement. Unless required by law, we undertake no obligation to update or revise any forward-looking statements to reflect new information or future events or developments. Thus, you should not assume that our silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements. You should read this prospectus supplement, the accompanying prospectus, together with the documents that we have filed with the SEC that are incorporated by reference herein and therein and any free writing prospectus we have authorized for use in connection with this offering, completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements in the foregoing documents by these cautionary statements.

USE OF PROCEEDS
We may issue and sell shares of our common stock having aggregate sales proceeds of up to $961,579 from time to time. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, sales agent commissions and proceeds to us, if any, are not determinable at this time. There can be no assurance that we will sell any shares under or fully utilize the Sales Agreement with Wainwright as a source of financing.
We currently intend to use the net proceeds from this offering, if any, for general corporate purposes, which may include research and development expenses, clinical trial expenses, capital expenditures and working capital. We may also use a portion of the net proceeds to in-license, invest in or acquire businesses, assets or technologies that we believe are complementary to our own, although we have no current plans, commitments or agreements with respect to any acquisitions. Pending these uses, we intend to invest the net proceeds, if any, in short- and intermediate-term, investment-grade, interest-bearing securities. We will retain broad discretion in determining how we will allocate the net proceeds from the sale of common stock under this prospectus supplement and the accompanying prospectus.

PLAN OF DISTRIBUTION
We entered into the Sales Agreement with Wainwright, pursuant to which such agreement and this prospectus supplement and the accompanying prospectus, we may issue and sell from time to time shares of our common stock having an aggregate offering price of up to $961,579 through Wainwright as our sales agent. Sales of the common stock, if any, will be made by any method permitted by law deemed to be an “at-the-market offering” as defined in Rule 415 promulgated under the Securities Act, including sales made directly on The Nasdaq Capital Market, the trading market for our common stock, or any other existing trading market in the United States for our common stock, sales made to or through a market maker other than on an exchange. If we and Wainwright agree on any method of distribution other than sales of shares of our common stock into The Nasdaq Capital Market or another existing trading market in the United States at market prices, we will file a further prospectus supplement providing all information about such offering as required by Rule 424(b) under the Securities Act.
Wainwright will offer our common stock at prevailing market prices subject to the terms and conditions of the Sales Agreement as agreed upon by us and Wainwright. We will designate the number of shares which we desire to sell, the time period during which sales are requested to be made, any limitation on the number of shares that may be sold in one day and any minimum price below which sales may not be made. Subject to the terms and conditions of the Sales Agreement, Wainwright will use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable law and regulations to sell on our behalf all of the shares of common stock requested to be sold by us. We or Wainwright may suspend the offering of the common stock being made through Wainwright under the Sales Agreement upon proper notice to the other party and pursuant to the terms of the Sales Agreement.
Settlement for sales of common stock will occur on the second business day or such shorter settlement cycle as may be in effect under the Exchange Act from time to time, following the date on which any sales are made, or on some other date that is agreed upon by us and Wainwright in connection with a particular transaction, in return for payment of the net proceeds to us. Sales of our common stock as contemplated in this prospectus will be settled through the facilities of The Depository Trust Company or by such other means as we and Wainwright may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.
We will pay Wainwright a cash commission equal to 3.0% of the gross sales price per share of common stock issued by us and sold by Wainwright under the Sales Agreement. Because there is no minimum offering amount required as a condition to this offering, the actual total offering amount, sales commissions and net proceeds to us, if any, are not determinable at this time. Pursuant to the terms of the Sales Agreement, we have agreed to pay Wainwright a fee not to exceed $100,000 for the reasonable fees and expenses of its legal counsel (excluding any periodic due diligence fees) incurred in connection with entering into the transactions contemplated by the Sales Agreement. Additionally, pursuant to the terms of the Sales Agreement, we have also agreed to reimburse Wainwright (i) $5,000 per due diligence update session conducted in connection with each such date we file our Annual Report on Form 10-K and (ii) $2,500 per due diligence update session in connection with each such date we file our Quarterly Reports on Form 10-Q. We estimate that the total expenses of the offering payable by us, excluding commissions payable to Wainwright under the Sales Agreement, will be approximately $0.2 million, assuming we sell the entire amount offered pursuant to this prospectus supplement and the accompanying prospectus. We will disclose in our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, as applicable, the number of shares of our common stock sold through Wainwright under the Sales Agreement, the net proceeds to us and the compensation paid by us with respect to sales under the Sales Agreement during the relevant quarter.
In connection with the sales of common stock on our behalf, Wainwright will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation paid to Wainwright will be deemed to be underwriting commissions or discounts. We have agreed in the Sales Agreement to provide indemnification and contribution to Wainwright against certain liabilities, including liabilities under the Securities Act.
The offering of our shares of common stock pursuant to this prospectus supplement will terminate upon the earlier of (a) the sale of the Shares pursuant to the prospectus supplement and the accompanying prospectus filed on May 20, 2024, having and aggregate sales price of $961,579, or (b) termination of the Sales Agreement as permitted therein.

To the extent required by Regulation M, Wainwright will not engage in any market making activities involving our shares of common stock while the offering is ongoing under this prospectus supplement.
From time to time, Wainwright and its affiliates have and may provide in the future various advisory, investment and commercial banking and other services to us and our affiliates in the ordinary course of business, for which they have received and may continue to receive customary fees and commissions. In addition, in the ordinary course of its various business activities, Wainwright and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (which may include bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. Wainwright or its affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments. Except as disclosed in this prospectus supplement, we have no present arrangements with Wainwright for any further services.
This summary of the material provisions of the Sales Agreement does not purport to be a complete statement of its terms and conditions. A copy of the Sales Agreement will be filed with the SEC on a Current Report on Form 8-K.
This prospectus supplement and accompanying prospectus in electronic format may be made available on a website maintained by Wainwright and Wainwright may distribute this prospectus electronically.
Our transfer agent and registrar for our common stock is Broadridge Corporate Issuer Solutions, Inc. The transfer agent and registrar’s address is 51 Mercedes Way, Edgewood, NY 11717.

LEGAL MATTERS
The validity of the common stock offered by this prospectus supplement has been passed upon for us by Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., San Diego, California. Haynes and Boone LLP, New York, New York is acting as counsel for Wainwright.
EXPERTS
The financial statements of GRI Bio, Inc. as of and for the years ended December 31, 2023 and 2022 included in this registration statement have been audited by Sadler, Gibb & Associates LLC, an independent registered public accounting firm, as stated in their report appearing herein (which report expresses an unmodified opinion and includes an emphasis-of-matter paragraph relating to GRI’s ability to continue as a going concern), and are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
This prospectus supplement is part of a registration statement we filed with the SEC. This prospectus supplement and the accompanying prospectus do not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities we are offering under this prospectus supplement, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. Neither we nor any agent, underwriter or dealer has authorized any person to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus supplement is accurate as of any date other than the date on the front page of this prospectus supplement, regardless of the time of delivery of this prospectus supplement or any sale of the securities offered by this prospectus supplement.
We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy statements and other information regarding issuers that file electronically with the SEC, including GRI. The address of the SEC website is www.sec.gov.
We maintain a website at www.gribio.com. Information contained in or accessible through our website does not constitute a part of this prospectus supplement or the accompanying prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus and information we file later with the SEC will automatically update and supersede this information. We incorporate by reference into this prospectus the documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (1) after the date of this prospectus and prior to the time that we sell all of the securities offered by this prospectus or the earlier termination of the offering, and (2) after the date of the initial registration statement of which this prospectus forms a part and prior to the effectiveness of the registration statement (except in each case the information contained in such documents to the extent “furnished” and not “filed”). The documents we are incorporating by reference as of their respective dates of filing are:
•our Annual Report on Form 10-K for the year ended December 31, 2023 filed with the SEC on March 28, 2024;
•our Quarterly Report on Form 10-Q for the quarter ended March 31, 2024 filed with the SEC on May 10, 2024;
•our Current Reports on Form 8-K filed with the SEC on January 8, 2024, January 19, 2024, January 30, 2024, and February 2, 2024 (except for the information furnished under Items 2.02 or 7.01 and the exhibits thereto); and
•the description of our common stock contained in our registration statement on Form 8-A filed with the SEC on February 8, 2021, including any amendments or reports filed for the purposes of updating this description.
In addition, all reports and other documents filed by us pursuant to the Exchange Act after the date of the initial registration statement and prior to effectiveness of the registration statement shall be deemed to be incorporated by reference into this prospectus and deemed to be a part of this prospectus from the date of filing of such reports and documents. Notwithstanding the foregoing, we are not incorporating by reference any documents or portions thereof that are not deemed “filed” with the SEC, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of the registration statement of which this prospectus forms a part to the extent that a statement contained in any subsequently filed document, which also is deemed to be incorporated by reference herein, modifies or supersedes such statement.
You may request, orally or in writing, a copy of any or all of the documents incorporated herein by reference. These documents will be provided to you at no cost, by calling us at (619) 400-1170 or by contacting: 2223 Avenida de la Playa, #208, La Jolla, CA 92037, Attn: Corporate Secretary. In addition, copies of any or all of the documents incorporated herein by reference may be accessed at our website at www.gribio.com. The information contained on, or that can be accessed through, our website is not a part of this prospectus, and our reference to the address for our website is intended to be an inactive textual reference only.

PROSPECTUS
$75,000,000
Common Stock
Preferred Stock
Debt Securities
Warrants
Rights
Units
From time to time, we may offer up to $75,000,000 of any combination of the securities described in this prospectus. We may also offer securities as may be issuable upon conversion, redemption, repurchase, exchange or exercise of any securities registered hereunder, including any applicable antidilution provisions.
This prospectus provides a general description of the securities we may offer. Each time we offer securities, we will provide specific terms of the securities offered in a supplement to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus. You should carefully read this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as any documents incorporated by reference, before you invest in any of the securities being offered.
This prospectus may not be used to consummate a sale of any securities unless accompanied by a prospectus supplement.
Our common stock is listed on The Nasdaq Capital Market under the symbol “GRI.” On May 9, 2024 the last reported sale price of our common stock was $0.4092 per share. The applicable prospectus supplement will contain information, where applicable, as to any other listing, if any, on The Nasdaq Capital Market or any securities market or other exchange of the securities covered by the prospectus supplement. As of the date hereof, the aggregate market value of our common stock held by non-affiliates pursuant to General Instruction I.B.6 of Form S-3 is $1,501,824 which was calculated based on 3,670,149 shares of our common stock outstanding held by non-affiliates and a price of $0.4092 per share, the closing price of our common stock on May 9, 2024. As of the date of this prospectus, we have not sold any securities pursuant to General Instruction I.B.6 of Form S-3 during the 12 calendar months prior to, and including, the date of this prospectus. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities in public primary offerings on Form S-3 with a value exceeding more than one-third of our public float (as defined by General Instruction I.B.6) in any 12 calendar month period so long as our public float remains below $75 million.
We will sell these securities directly to investors, through agents designated from time to time or to or through underwriters or dealers, on a continuous or delayed basis. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus. If any agents or underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such agents or underwriters and any applicable fees, commissions, discounts or over-allotment options will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.
Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” beginning on page 5 of this prospectus and contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is May 16, 2024

i

ABOUT THIS PROSPECTUS
This prospectus forms a part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $75,000,000. This prospectus provides you with a general description of the securities we may offer.
Each time we sell securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in any documents that we have incorporated by reference into this prospectus. You should read this prospectus, any applicable prospectus supplement and any related free writing prospectus, together with the information incorporated herein by reference as described under the heading “Incorporation of Certain Information By Reference” before investing in any of the securities offered.
THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE A SALE OF SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.
You should rely only on the information that we have provided or incorporated by reference in this prospectus, any applicable prospectus supplement and any related free writing prospectus that we may authorize to be provided to you. We have not authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus, any applicable prospectus supplement or any related free writing prospectus that we may authorize to be provided to you. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus, any applicable prospectus supplement or any related free writing prospectus. This prospectus, any applicable supplement to this prospectus or any related free writing prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus, any applicable supplement to this prospectus or any related free writing prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.
You should not assume that the information contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate on any date subsequent to the date of such document or that any information we have incorporated by reference is accurate on any date subsequent to the date of such document incorporated by reference, even though this prospectus, any applicable prospectus supplement or any related free writing prospectus is delivered, and securities are sold, on a later date.
This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus forms a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information.”

PROSPECTUS SUMMARY
This summary highlights selected information from this prospectus and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus, the applicable prospectus supplement and any related free writing prospectus, including the risks of investing in our securities discussed under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus. You should also carefully read the information incorporated by reference into this prospectus, including our financial statements, and the exhibits to the registration statement of which this prospectus forms a part.
Unless the context indicates otherwise, as used in this prospectus, the terms “we,” “us,” “our,” “GRI,” the “Company” and similar designations refer to GRI Bio, Inc., formerly known as Vallon Pharmaceuticals, Inc., a Delaware corporation.
About GRI Bio, Inc.
We are a clinical-stage biopharmaceutical company focused on discovering, developing, and commercializing innovative therapies that target serious diseases associated with dysregulated immune responses leading to inflammatory, fibrotic, and autoimmune disorders. Our goal is to be an industry leader in developing therapies to treat these diseases and to improve the lives of patients suffering from such diseases.
Our lead product candidate, GRI-0621, is an oral inhibitor of type 1 Natural Killer T cells (“iNKT”). GRI-0621 is also an oral formulation of tazarotene, a synthetic RAR-beta and gamma selective agonist, that is approved in the United States for topical treatment of psoriasis and acne. As of March 31, 2024, it has been evaluated in over 1,700 patients as an oral product for up to 52-weeks. We are developing GRI-0621 for the treatment of severe fibrotic lung diseases such as idiopathic pulmonary fibrosis (“IPF”), a life-threatening progressive fibrotic disease of the lung that affects approximately 140,000 people in the United States, with up to 40,000 new cases per year in the United States. Some estimate that IPF affects 3 million people globally. While there are currently two approved therapies for the treatment of lung fibrosis, neither has been associated with improvements in overall survival, and both therapies have been associated with significant side effects leading to poor therapeutic adherence. In preliminary data from our trials to date with GRI-0621, and earlier trials with oral tazarotene, we have observed GRI-0621 to be well-tolerated and to inhibit iNKT cell activity in subjects. We and others have shown that activated iNKT are upregulated in IPF, primary sclerosing cholangitis, non-alcoholic steatohepatitis, alcoholic liver disease, systemic lupus erythematosus disease (“SLE”), multiple sclerosis (“MS”), ulcerative colitis patients, as well as other indications. In these patients activated iNKT cells are correlated with more severe disease.
The U.S. Food and Drug Administration has cleared our Investigational New Drug (“IND”) application for GRI-0621 for the treatment of IPF and we plan to evaluate GRI-0621 in a randomized, double-blind, multi-center Phase 2a biomarker study, for which we commenced enrollment in December 2023. We expect topline results from this trial to be available in the second half of 2024.
Our product candidate portfolio also includes GRI-0803 and a proprietary library of 500+ compounds. GRI-0803, the lead molecule selected from the library, is a novel oral agonist of type 2 Natural Killer T cells. We are developing GRI-0803 for the treatment of autoimmune disorders, with much of our preclinical work in SLE or lupus and MS. In lupus, the immune system mistakenly attacks its own healthy tissues, especially joints and skin, but can affect almost every organ and tissue of the body. The condition can be fatal, and often causes debilitating bouts of fatigue and pain that prevent nearly half of adult patients from working. Lupus affects between 160,000 - 200,000 patients in the United States, with around 80,000 – 100,000 patients in the United States suffering from kidney nephritis, one of the most serious manifestations of SLE, typically within five years of diagnosis. There is no cure for lupus, but medical interventions and lifestyle changes can help control it. SLE treatment consists primarily of immunosuppressive drugs that inhibit the activity of the immune system. Only two drugs have been approved for lupus in the past 50 years, and new treatment options are sorely needed. Subject to IND clearance, we intend to evaluate GRI-0803 in a Phase 1a and 1b trial initially targeting SLE. We expect to file an IND with respect to this

Phase 1a and 1b trial in the first half of 2024. We will continue to evaluate indications to select the best fit for further development of the program, but our initial focus is on lupus.
Additional Information
For additional information related to our business and operations, please refer to the reports incorporated herein by reference, as described under the caption “Incorporation of Certain Information By Reference” on page 30 of this prospectus.
Corporate Information
We were originally incorporated as a Delaware corporation under the name Vallon Pharmaceuticals, Inc. On April 21, 2023, we completed a reverse merger with GRI Bio, Inc., a Delaware corporation incorporated in the State of Delaware in May 2009 under the name Glycoregimmune, Inc., and changed our name to “GRI Bio, Inc.”
Our principal offices are located at 2223 Avenida de la Playa, #208, La Jolla, CA 92037, and our telephone number is (619) 400-1170. Our website address is www.gribio.com. Our website and the information contained on, or that can be accessed through, our website shall not be deemed to be incorporated by reference in, and are not considered part of, this prospectus. You should not rely on any such information in making your decision whether to purchase our common stock.
Our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and all amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) are available free of charge through the investor relations page of our website as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC.
All brand names or trademarks appearing in this prospectus are the property of their respective holders. Use or display by us of other parties’ trademarks, trade dress, or products in this prospectus is not intended to, and does not, imply a relationship with, or endorsements or sponsorship of, us by the trademark or trade dress owners.
The Securities We May Offer Under This Prospectus
We may offer shares of our common stock, preferred stock, various series of debt securities and warrants to purchase any of such securities, or units to purchase any combination thereof, with a total value of up to $75,000,000 from time to time under this prospectus, together with any applicable prospectus supplement and any related free writing prospectus, at prices and on terms to be determined by market conditions at the time of the offering. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:
•designation or classification;
•aggregate principal amount or aggregate offering price;
•maturity, if applicable;
•original issue discount, if any;
•rates and times of payment of interest or dividends, if any;
•redemption, conversion, exchange or sinking fund terms, if any;
•conversion or exchange prices or rates, if any, and, if applicable, any provisions for changes to or adjustments in the conversion or exchange prices or rates and in the securities or other property receivable upon conversion or exchange;
•ranking;

•restrictive covenants, if any;
•voting or other rights, if any; and
•important United States federal income tax considerations.
The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in documents we have incorporated by reference. However, no prospectus supplement or free writing prospectus will offer a security that is not registered and described in this prospectus at the time of the effectiveness of the registration statement of which this prospectus forms a part.
We may sell the securities directly to investors or through underwriters, dealers or agents. We, and our underwriters or agents, reserve the right to accept or reject all or part of any proposed purchase of securities. If we do offer securities through underwriters or agents, we will include in the applicable prospectus supplement:
•the names of those underwriters or agents;
•applicable fees, discounts and commissions to be paid to them;
•details regarding over-allotment options, if any; and
•the estimated net proceeds to us.
This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

RISK FACTORS
Investing in our securities involves a high degree of risk. You should carefully review the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus, before deciding whether to purchase any of the securities being registered pursuant to the registration statement of which this prospectus forms a part. The risks and uncertainties described in these risk factors are not the only ones facing us. Additional risks and uncertainties of which we are currently unaware or which we currently consider to be immaterial may also become important factors that affect us. You should read the section entitled “Special Note Regarding Forward-Looking Statements” below for a discussion of what types of statements are forward-looking statements, as well as the significance of such statements in the context of this prospectus. If any of these risks occur, our business, financial condition or results of operations could be materially and adversely affected. In that case, the value of our common stock could decline, and you may lose some or all of your investment.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and the documents incorporated by reference into this prospectus contain forward-looking statements regarding our business, financial condition, results of operations and prospects. Words such as, but not limited to “anticipate,” “aim,” “believe,” “contemplate,” “continue,” “could,” “design,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “pro forma,” “project,” “seek,” “should,” “suggest,” “strategy,” “target,” “will,” “would,” and similar expressions or variations thereof are intended to identify forward-looking statements, but are not deemed to represent an all-inclusive means of identifying forward-looking statements as denoted in this prospectus. Additionally, statements concerning future matters are forward-looking statements. These statements include, among other things, statements regarding:
•our history of losses and need for additional capital to fund our operations, our inability to obtain additional capital on acceptable terms, or at all, our ability to continue as a going concern, and our need to liquidate if we fail to obtain adequate funding, which could result in our stockholders receiving no value for their investment;
•our ability to remain listed on The Nasdaq Capital Market, particularly in light of our current non-compliance with The Nasdaq Stock Market LLC’s (“Nasdaq”) $1.00 bid price rule and Nasdaq’s currently applicable stockholders’ equity requirements;
•our limited operating history and the difficulties encountered by a small developing company;
•expected restructuring-related cash outlays, including the timing and amount of those outlays;
•the timing of initiation of planned clinical trials;
•the timing of any planned INDs or New Drug Applications;
•plans to research, develop, and commercialize current and future product candidates;
•the ability to enter into new collaborations, and to fulfill obligations under any such collaboration agreements;
•the clinical utility, potential benefits, and market acceptance of product candidates;
•commercialization, marketing, and manufacturing capabilities and strategy;
•the ability to identify additional products or product candidates with significant commercial potential;
•developments and projections relating to the Company’s competitors and their industries;
•the impact of government laws and regulations;
•the Company’s ability to protect its intellectual property position;
•estimates regarding future revenue, expenses, capital requirements, and need for additional financing;
•any statements about the effect, or potential effect, of the previous reverse stock split of our common stock;
•statements of belief and any statement of assumptions underlying any of the foregoing; and
•other factors detailed under the section titled “Risk Factors.”
Although forward-looking statements in this prospectus reflect the good faith judgment of our management, such statements can only be based on facts and factors currently known by us. Consequently, forward-looking statements are inherently subject to risks and uncertainties and actual results and outcomes may differ materially from the results and outcomes discussed in or anticipated by the forward-looking statements. Factors that could cause or contribute to such differences in results and outcomes include, without limitation, those specifically addressed under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus, including our most recent annual report on Form 10-K and quarterly reports on Form 10-Q, as well as any amendments thereto reflected in subsequent filings with the SEC. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date made. We file reports with the Securities and Exchange Commission (the “SEC”), and our electronic filings with the SEC (including our annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, and any amendments to these reports) are available free of charge on the SEC’s website at www.sec.gov.
We undertake no obligation to revise or update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this prospectus, except as required by law. Readers are urged to carefully review and consider the various disclosures made throughout the entirety of this prospectus, the applicable prospectus supplement and the documents incorporated by reference into this prospectus, which disclosures are designed to advise interested parties of the risks and factors that may affect our business, financial condition, results of operations and prospects.

USE OF PROCEEDS
Unless we inform you otherwise in the applicable prospectus supplement, we expect to use any net proceeds from this offering for general corporate purposes, including working capital and other general and administrative purposes. We may also use any net proceeds from this offering for acquisitions of complementary products, technologies or businesses, but we do not have any agreements or commitments for any specific acquisitions at this time. We have not reserved or allocated specific amounts for any of these purposes and we cannot specify with certainty how we will use any net proceeds, and the timing and amount of our actual expenditures will be based on many factors, including, among others, cash flows from operations and any growth of our business. Our management will have broad discretion in applying any net proceeds of this offering. Until the funds are used as described above, we intend to invest any net proceeds from this offering in interest bearing, investment grade securities.

PLAN OF DISTRIBUTION
We may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods. We may sell the securities to or through underwriters or dealers, through agents, or directly to one or more purchasers. We may distribute securities from time to time in one or more transactions:
•at a fixed price or prices, which may be changed;
•at market prices prevailing at the time of sale;
•at prices related to such prevailing market prices; or
•at negotiated prices.
We may also sell equity securities covered by this registration statement in an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act. Such offering may be made into an existing trading market for such securities in transactions at other than a fixed price on or through the facilities of the Nasdaq Capital Market or any other securities exchange or quotation or trading service on which such securities may be listed, quoted or traded at the time of sale. Such at the market offerings, if any, may be conducted by underwriters acting as principal or agent.
•A prospectus supplement or supplements (and any related free writing prospectus that we may authorize to be provided to you) will describe the terms of the offering of the securities, including, to the extent applicable:
•the name or names of any underwriters, dealers or agents, if any;
•the purchase price of the securities and the proceeds we will receive from the sale;
•any over-allotment options under which underwriters may purchase additional securities from us;
•any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;
•any public offering price;
•any discounts or concessions allowed or reallowed or paid to dealers; and
•any securities exchange or market on which the securities may be listed.
Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement.
If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement, other than securities covered by any overallotment or other option. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.
We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities, and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.
We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.
We may provide agents and underwriters with indemnification against civil liabilities related to this offering, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.
All securities we may offer, other than common stock, will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.
Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time. These transactions may be effected on any exchange or over-the-counter market or otherwise.
Any underwriters or agents who are qualified market makers on the Nasdaq Capital Market may engage in passive market making transactions in the securities on the Nasdaq Capital Market in accordance with Rule 103 of Regulation M under the Exchange Act, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the securities. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

DESCRIPTION OF CAPITAL STOCK
General
Our authorized capital stock consists of 250,000,000 shares of common stock, par value $0.0001 per share, and 10,000,000 shares of preferred stock, par value $0.0001 per share, all of which shares of preferred stock are undesignated. Unless otherwise noted, all references to the share and per share amounts below reflect the one-for-seven reverse stock split of our common stock effected on January 29, 2024.
As of May 1, 2024, 3,774,488 shares of common stock and no shares of preferred stock were outstanding and held by 17 stockholders of record.
Common Stock
The holders of shares of our common stock are entitled to one vote for each share held on all matters submitted to a vote of the stockholders. The holders of our common stock do not have any cumulative voting rights. Holders of our common stock are entitled to receive ratably any dividends declared by our board of directors (the “Board”) out of funds legally available for that purpose, subject to any preferential dividend rights of any outstanding preferred stock. Our common stock has no preemptive rights, conversion rights, or other subscription rights or redemption or sinking fund provisions.
In the event of our liquidation, dissolution or winding up, holders of our common stock are entitled to share ratably in all assets remaining after payment of all debts and other liabilities and any liquidation preference of any outstanding preferred stock.
Preferred Stock
The Board has the authority, without further action by our stockholders, to issue up to 10,000,000 shares of preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions thereof. These rights, preferences and privileges could include dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences, sinking fund terms and the number of shares constituting, or the designation of, such series, any or all of which may be greater than the rights of common stock. The issuance of our preferred stock could adversely affect the voting power of holders of common stock and the likelihood that such holders will receive dividend payments and payments upon our liquidation. In addition, the issuance of preferred stock could have the effect of delaying, deferring or preventing a change in control of the Company or other corporate action. No shares of preferred stock are issued or outstanding, and we have no present plan to issue any shares of preferred stock.
Warrants
Pursuant to the Securities Purchase Agreement, dated as of December 13, 2022 (the “Bridge SPA”), on April 21, 2023, the warrants to purchase an aggregate of 357,854 shares of GRI Operations, Inc.’s (formerly GRI Bio, Inc.) common stock (the “Bridge Warrants”) held by Altium Growth Fund, LP (“Altium”) were exchanged for the warrants to purchase an aggregate of 60,227 shares of common stock with an initial exercise price equal to $103.11 per share (the “Exchange Warrants”). The Exchange Warrants were exercisable at any time on or after the applicable issuance date and have a term of 60 months from the date all shares underlying the Exchange Warrants are freely tradable. The exercise price of the Exchange Warrants was subject to adjustment for splits and similar recapitalization events. As of the date hereof, the Exchange Warrants have been fully exercised on a cashless basis.
Pursuant to the Securities Purchase Agreement, dated December 31, 2022 (the “Equity SPA”), on May 8, 2023, the Company issued to Altium (i) Series A-1 Warrants to purchase 181,316 shares of common stock with an initial exercise price of $94.57 per share, (ii) Series A-2 Warrants to purchase 163,185 shares of common stock with an initial exercise price of $103.18 per share (all of which have since been exercised) and (iii) Series T Warrants to purchase (x) 116,353 shares of common stock at an exercise price of $85.96 per share and (y) if the Series T Warrants are exercised in full by paying the Aggregate Exercise Price (as defined therein) in cash, an additional amount of Series A-1 Warrants and Series A-2 Warrants, each to purchase 116,353 shares of common stock at their respective exercise price (collectively, the “Equity Warrants”). The Series A-1 Warrants have a term of 60 months from the date all shares underlying the Series A-1 Warrants are freely tradable, and the Series A-2 Warrants and Series T Warrants have a term of 24 months from the date all shares underlying the Series A-2 Warrants and Series T Warrants, respectively, are freely tradable. The Company may force the exercise of the Series T Warrants only subject to the satisfaction of certain equity conditions. These equity conditions include a requirement that shares of our common stock have a reported weighted average price of at least $64.47 per share for the periods set forth in the Series T Warrants. The equity conditions for the forced exercise of the Series T Warrants are not currently met. As of May 1, 2024, all of the Series A-2 Warrants had been exercised.
The Equity SPA, Exchange Warrants and Equity Warrants also contain (or contained) customary 4.99%/9.99% beneficial ownership limitations, and Altium will be prohibited from receiving shares of our common stock from escrow or upon exercise of any Exchange Warrants or Equity Warrants, as applicable, to the extent that immediately prior to or after giving effect to receipt of these shares, Altium, together with its affiliates or other attribution parties would beneficially own more than 4.99%/9.99%, as applicable, of the total number of shares of our common stock then issued and outstanding. In that situation, the escrow agent will hold the shares in excess of the ownership limitation in abeyance for the benefit of the Investor pending compliance with the beneficial ownership limitation.
Additionally, the Equity Warrants have a cashless exercise provision providing that if on any trading day following the earlier of (i) 240 days following the closing of the merger with Vallon or (ii) the deadline under the registration rights agreement for having a registration statement registering the applicable underlying warrant shares for resale declared effective (such earlier date, the “Trigger Date”), a registration statement covering the resale of the warrant shares that are the subject of an exercise notice is unavailable, such Equity Warrant may be exercised on a cashless basis and receive shares of common stock pursuant to the formula therein. The Series A-2 Warrants also have an alternate cashless exercise provision providing that if on any trading day following the Trigger Date, the weighted average price of the common stock is less than 90% of the exercise price of the Series A-2 Warrants, then the holder of the Series A-2 Warrant may exercise the Series A-2 Warrants on a cashless basis and receive one share of common stock for each underlying Series A-2 Warrant share. The exercise price of the Series A-1 Warrants is subject to adjustment for certain dilutive issuances, including adjustment pursuant to which the exercise price may be further reduced by the value of the warrants issued in this offering as set forth and further described in the Series A-1 Warrants, and the exercise prices and number of shares issuable upon exercise of the Equity Warrants are subject to adjustment for reverse stock splits and similar recapitalization events. The Equity Warrants also contain certain rights with regard to asset distributions and fundamental transactions.
Pursuant to the Securities Purchase Agreement, dated as of February 1, 2024 (the “Purchase Agreement”), we agreed to issue and sell, in a public offering, (i) 330,450 shares of common stock (the “Shares”), (ii) 4,669,550 pre-funded warrants exercisable for an aggregate of 4,669,550 shares of common stock (the “Pre-Funded Warrants”), (iii) 5,000,000 Series B-1 common warrants exercisable for an aggregate of 5,000,000 shares of common stock (the “Series B-1 Common Warrants”), and (iv) 5,000,000 Series B-2 common warrants exercisable for an aggregate of 5,000,000 shares of common stock (the “Series B-2 Common Warrants,” and together with the Series B-1 Common Warrants, the “Series B Warrants”). The securities were offered in combinations of (a) one Share or one Pre-Funded Warrant, together with (b) one Series B-1 Common Warrant and one Series B-2 Common Warrant, for a combined purchase price of $1.10 (less $0.0001 for each Pre-Funded Warrant).
Subject to certain ownership limitations, the Warrants are exercisable upon issuance. Each Pre-Funded Warrant is exercisable for one share of Common Stock at a price per share of $0.0001 and does not expire. Each Series B-1 Common Warrant is exercisable into one share of common stock at a price per share of $1.10 for a five-year period after February 6, 2024, the date of issuance. Each Series B-2 Common Warrant is exercisable into one share of common stock at a price per share of $1.10 for an 18-month period after February 6, 2024, the date of issuance. In connection with the issuance of the securities pursuant to the Purchase Agreement, the exercise price of the Series A-1 Warrants was reduced to par, or $0.0001, per share pursuant to the terms of the Series A-1 Warrants.
As of May 1, 2024, there were a total of (i) 414,022 shares of common stock directly or indirectly underlying the Equity Warrants (including (a) 297,669 shares of common stock underlying Series A-1 Warrants to purchase shares of common stock, 181,316 of which are issuable upon exercise of such Series A-1 Warrants and 116,353 of which are issuable upon exercise of Series T Warrants, assuming that the Series T Warrants have been exercised in full by paying the Aggregate Exercise Price in cash and (b) 116,353 shares of common stock underlying Series A-2

Warrants to purchase shares of common stock. which Series A-2 Warrants are issuable upon exercise of the Series T Warrants, assuming the Series T Warrants have been exercised in full by paying the aggregate exercise price in cash), (ii) 1,871,000 shares of common stock directly or indirectly underlying the Pre-Funded Warrants and (iii) 10,000,000 shares of common stock directly or indirectly underlying the Series B Warrants.
Registration Rights
Altium is entitled to rights with respect to registration of the shares of common stock held by it or issuable to it under the Securities Act. These rights are provided under the terms of a registration rights agreement between the Company and Altium. The registration rights agreement requires the Company to file a resale registration statement (the “Resale Registration Statement”) with respect to the maximum number of shares of common stock held by or issuable to Altium pursuant to the Equity Warrants and the Exchange Warrants (the “Registrable Securities”) within 15 business days after a demand for registration is made pursuant to the Registration Rights Agreement.
Subject to limited exceptions, if the Company fails to file and obtain and maintain effectiveness of the Resale Registration Statement(s) required under the registration rights agreement, then the Company shall be obligated to pay to each affected holder of Registrable Securities an amount equal to 1.5% of the aggregate purchase price of such holder’s Registrable Securities whether or not included in such Resale Registration Statement on the date of such failure and 1.5% on every thirtieth day thereafter (pro-rated for periods of less than 30 days) until the date such failure is cured.
On October 13, 2023, we filed a registration statement on Form S-3 for the offer and resale of the Registrable Securities, as amended by a Pre-Effective Amendment No. 1 to Form S-3 on Form S-1, filed on December 4, 2023, which was declared effective by the SEC on December 15, 2023.
Indemnification
The registration rights granted in the registration rights agreement are subject to customary cross-indemnification and contribution provisions, under which we are obligated to indemnify holders of Registrable Securities in the event of material misstatements or omissions in the Resale Registration Statement(s) attributable to the Company, and they are obligated to indemnify the Company in an amount not to exceed the net proceeds to such holder as a result of the sale of Registrable Securities pursuant to such registration statement for material misstatements or omissions in the Resale Registration Statement(s) attributable to them in reliance upon and in conformity with written information furnished to the Company by such holders expressly for use in connection with such Registration Statement.
Expiration of Registration Rights
The Company must use its reasonable best efforts to maintain the effectiveness of the Resale Registration Statement until the earlier of (i) the date as of which Altium may sell all of the Registrable Securities covered by the applicable Resale Registration Statement(s) without restriction or limitation pursuant to Rule 144 and without the requirement to be in compliance with Rule 144(c)(1) (or any successor thereto) or (ii) the date on which Altium has sold all of the Registrable Securities covered by the applicable Resale Registration Statement(s).
Anti-Takeover Effects of our Amended and Restated Certificate of Incorporation, Amended and Restated Bylaws and Delaware Law
Our Amended and Restated Certificate of Incorporation, as amended (the “Amended and Restated Certificate of Incorporation”) and our Amended and Restated Bylaws (the “Amended and Restated Bylaws”) include a number of provisions that may have the effect of delaying, deferring or preventing another party from acquiring control of the Company and encouraging persons considering unsolicited tender offers or other unilateral takeover proposals to negotiate with the Board rather than pursue non-negotiated takeover attempts. These provisions include the items described below.

Board Composition and Filling Vacancies
Our Amended and Restated Certificate of Incorporation provides for the division of the Board into three classes serving staggered three-year terms, with one class being elected each year. Our Amended and Restated Certificate of Incorporation provides that directors may be removed only for cause and then only by the affirmative vote of the holders of two-thirds or more of the shares then entitled to vote at an election of directors. Furthermore, any vacancy on the Board, however occurring, including a vacancy resulting from an increase in the size of the Board, may only be filled by the affirmative vote of a majority of our directors then in office even if less than a quorum. The classification of directors, together with the limitations on removal of directors and treatment of vacancies, has the effect of making it more difficult for stockholders to change the composition of the Board.
No Written Consent of Stockholders
Our Amended and Restated Certificate of Incorporation provides that all stockholder actions are required to be taken by a vote of the stockholders at an annual or special meeting, and that stockholders may not take any action by written consent in lieu of a meeting. This limit may lengthen the amount of time required to take stockholder actions and would prevent the amendment of our Amended and Restated Bylaws or removal of directors by our stockholders without holding a meeting of stockholders.
Meetings of Stockholders
Our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws provide that only the Company’s chief executive officer, chairperson of the Board, and a majority of the members of the Board then in office may call special meetings of stockholders and only those matters set forth in the notice of the special meeting may be considered or acted upon at a special meeting of stockholders. Our Amended and Restated Bylaws limit the business that may be conducted at an annual meeting of stockholders to those matters properly brought before the meeting.
Advance Notice Requirements
Our Amended and Restated Bylaws establish advance notice procedures with regard to stockholder proposals relating to the nomination of candidates for election as directors or new business to be brought before meetings of our stockholders. These procedures provide that notice of stockholder proposals must be timely given in writing to the Company’s corporate secretary prior to the meeting at which the action is to be taken. Generally, to be timely, notice must be received at the Company’s principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary date of the annual meeting for the preceding year. Our Amended and Restated Bylaws specify the requirements as to form and content of all notices to stockholders. These requirements may preclude stockholders from bringing matters before the stockholders at an annual or special meeting.
Amendment to Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws
Any amendment of our Amended and Restated Certificate of Incorporation must first be approved by a majority of the Board, and if required by law or our Amended and Restated Certificate of Incorporation, must thereafter be approved by a majority of the outstanding shares entitled to vote on the amendment and a majority of the outstanding shares of each class entitled to vote thereon as a class, except that the amendment of the provisions relating to removal of our directors, and the amendment of our Amended and Restated Bylaws must be approved by not less than 66 2/3% of the outstanding shares entitled to vote on the amendment. Our Amended and Restated Bylaws may be amended by the affirmative vote of a majority of the directors then in office, subject to any limitations set forth in our Amended and Restated Bylaws; and may also be amended by the affirmative vote of 66 2/3% of the outstanding shares entitled to vote on the amendment.
Preferred Stock
Our Amended and Restated Certificate of Incorporation provides for 10,000,000 authorized shares of preferred stock. The existence of authorized but unissued shares of preferred stock may enable the Board to discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest or otherwise. For example, if in the due exercise of its fiduciary obligations, the Board were to determine that a takeover proposal is not in the best interests of our stockholders, the Board could cause shares of preferred stock to be issued without stockholder approval in one or more private offerings or other transactions that might dilute the voting or other rights of the proposed acquirer or insurgent stockholder or stockholder group. In this regard, our Amended and Restated Certificate of Incorporation grants the Board broad power to establish the rights and preferences of authorized and unissued shares of preferred stock. The issuance of shares of preferred stock could decrease the amount of earnings and assets available for distribution to holders of shares of Common Stock. The issuance may also adversely affect the rights and powers, including voting rights, of these holders and may have the effect of delaying, deterring or preventing a change in control of the Company.
Choice of Forum
Our Amended and Restated Certificate of Incorporation provides that unless we consent in writing to an alternative forum, the Court of Chancery of the State of Delaware will be the sole and exclusive forum for any state law claim for (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of fiduciary duty owed by any of our directors, officers, and employees to the Company or our stockholders, (iii) any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law (the “DGCL”), our Amended and Restated Certificate of Incorporation or our Amended and Restated Bylaws, or (iv) any action asserting a claim that is governed by the internal affairs doctrine, in each case subject to the Court of Chancery of the State of Delaware having personal jurisdiction over the indispensable parties named as defendants therein. This choice of forum provision does not preclude or contract the scope of exclusive federal jurisdiction for any actions brought under the Exchange Act. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. As a result, the exclusive forum provision will not apply to suits brought to enforce any duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction, and we do not intend for the exclusive forum provision to apply to Exchange Act claims. Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. Accordingly, there is uncertainty as to whether a court would enforce such a forum selection provision as written in connection with claims arising under the Securities Act. Additionally, this choice of forum provision will not apply to claims as to which the Court of Chancery of the State of Delaware does not have subject matter jurisdiction.
Our Amended and Restated Certificate of Incorporation further provides that unless we consent in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act.
In addition, our Amended and Restated Certificate of Incorporation provides that any person or entity purchasing or otherwise acquiring any interest in shares of our Common Stock is deemed to have notice of and consented to the foregoing provisions; provided, however, that stockholders cannot and will not be deemed to have waived our compliance with the federal securities laws and the rules and regulations thereunder. The enforceability of similar choice of forum provisions in other companies’ certificates of incorporation and bylaws has been challenged in legal proceedings, and it is possible that a court could find these types of provisions to be inapplicable or unenforceable.
Section 203 of the Delaware General Corporation Law
We are subject to the provisions of Section 203 of the DGCL. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a three-year period following the time that this stockholder becomes an interested stockholder, unless the business combination is approved in a prescribed manner. Under Section 203, a business combination between a corporation and an interested stockholder is prohibited unless it satisfies one of the following conditions:
•before the stockholder became interested, the board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, shares owned by persons who are directors and also officers, and employee stock plans, in some instances, but not the outstanding voting stock owned by the interested stockholder; or
•at or after the time the stockholder became interested, the business combination was approved by the board of directors and authorized at an annual or special meeting of the stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder.
Section 203 defines a business combination to include:
•any merger or consolidation involving the corporation and the interested stockholder;
•any sale, transfer, lease, pledge or other disposition involving the interested stockholder of 10% or more of the assets of the corporation;
•subject to exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;
•subject to exceptions, any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; and
•the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.
In general, Section 203 defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by the entity or person.
Listing
Our common stock is listed on The Nasdaq Capital Market under the trading symbol “GRI.”
Transfer Agent and Registrar
Our transfer agent and registrar for our common stock is Broadridge Corporate Issuer Solutions, Inc. The transfer agent and registrar’s address is 51 Mercedes Way, Edgewood, NY 11717.

DESCRIPTION OF DEBT SECURITIES
The following description, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus. While the terms we have summarized below will apply generally to any future debt securities we may offer pursuant to this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. If we so indicate in a prospectus supplement, the terms of any debt securities offered under such prospectus supplement may differ from the terms we describe below, and to the extent the terms set forth in a prospectus supplement differ from the terms described below, the terms set forth in the prospectus supplement shall control.
We may sell from time to time, in one or more offerings under this prospectus, debt securities, which may be senior or subordinated. We will issue any such senior debt securities under a senior indenture that we will enter into with a trustee to be named in the senior indenture. We will issue any such subordinated debt securities under a subordinated indenture, which we will enter into with a trustee to be named in the subordinated indenture. We have filed forms of these documents as exhibits to the registration statement of which this prospectus forms a part. We use the term “indentures” to refer to either the senior indenture or the subordinated indenture, as applicable. The indentures will be qualified under the Trust Indenture Act of 1939 (the “Trust Indenture Act”) as in effect on the date of the indenture. We use the term “debenture trustee” to refer to either the trustee under the senior indenture or the trustee under the subordinated indenture, as applicable.
The following summaries of material provisions of the senior debt securities, the subordinated debt securities and the indentures are subject to, and qualified in their entirety by reference to, all the provisions of the indenture applicable to a particular series of debt securities.
General
Each indenture provides that debt securities may be issued from time to time in one or more series and may be denominated and payable in foreign currencies or units based on or relating to foreign currencies. Neither indenture limits the amount of debt securities that may be issued thereunder, and each indenture provides that the specific terms of any series of debt securities shall be set forth in, or determined pursuant to, an authorizing resolution and/or a supplemental indenture, if any, relating to such series.
We will describe in each prospectus supplement the following terms relating to a series of debt securities:
•the title or designation;
•the aggregate principal amount and any limit on the amount that may be issued;
•the currency or units based on or relating to currencies in which debt securities of such series are denominated and the currency or units in which principal or interest or both will or may be payable;
•whether we will issue the series of debt securities in global form, the terms of any global securities and who the depositary will be;
•the maturity date and the date or dates on which principal will be payable;
•the interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the date or dates interest will be payable and the record dates for interest payment dates or the method for determining such dates;
•whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;
•the terms of the subordination of any series of subordinated debt;
•the place or places where payments will be payable;
•our right, if any, to defer payment of interest and the maximum length of any such deferral period;

•the date, if any, after which, and the price at which, we may, at our option, redeem the series of debt securities pursuant to any optional redemption provisions;
•the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities;
•whether the indenture will restrict our ability to pay dividends, or will require us to maintain any asset ratios or reserves;
•whether we will be restricted from incurring any additional indebtedness;
•a discussion of any material or special U.S. federal income tax considerations applicable to a series of debt securities;
•the form of debt securities;
•the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;
•whether the debt securities will be convertible into shares of common stock or other securities and, if so, the terms and conditions upon which such debt securities will be so convertible, including the conversion price and the conversion period;
•if other than the principal amount thereof, the portion of the principal amount of debt securities which shall be payable upon declaration of acceleration of the maturity thereof;
•any additional or different events of default or restrictive covenants provided for with respect to the debt securities; and
•any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities.
We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.
Conversion or Exchange Rights
We will set forth in the prospectus supplement the terms, if any, on which a series of debt securities may be convertible into or exchangeable for our common stock or our other securities. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock or our other securities that the holders of the series of debt securities receive would be subject to adjustment.
Consolidation, Merger or Sale; No Protection in Event of a Change of Control or Highly Leveraged Transaction
The indentures do not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor to or acquirer of such assets must assume all of our obligations under the indentures or the debt securities, as appropriate, satisfactory in form to the indenture trustee.
Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions that may afford holders of the debt securities protection in the event we have a change of control or in the event of a highly leveraged transaction (whether or not such transaction results in a change of control), which could adversely affect holders of debt securities.

Events of Default Under the Indenture
The following are events of default under the indentures with respect to any series of debt securities that we may issue:
•if we fail to pay interest when due and our failure continues for 90 days and the time for payment has not been extended or deferred;
•if we fail to pay the principal, or premium, if any, when due and the time for payment has not been extended or delayed;
•if we fail to observe or perform any other covenant set forth in the debt securities of such series or the applicable indentures, other than a covenant specifically relating to and for the benefit of holders of another series of debt securities, and our failure continues for 90 days after we receive written notice from the debenture trustee or holders of not less than a majority in aggregate principal amount of the outstanding debt securities of the applicable series; and
•if specified events of bankruptcy, insolvency or reorganization occur as to us.
No event of default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an event of default with respect to any other series of debt securities. The occurrence of an event of default may constitute an event of default under any bank credit agreements we may have in existence from time to time. In addition, the occurrence of certain events of default or an acceleration under the indenture may constitute an event of default under certain of our other indebtedness outstanding from time to time.
If an event of default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than a majority in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the debenture trustee if given by the holders), declare to be due and payable immediately the principal (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) of and premium and accrued and unpaid interest, if any, on all debt securities of that series. Before a judgment or decree for payment of the money due has been obtained with respect to debt securities of any series, the holders of a majority in principal amount of the outstanding debt securities of that series (or, at a meeting of holders of such series at which a quorum is present, the holders of a majority in principal amount of the debt securities of such series represented at such meeting) may rescind and annul the acceleration if all events of default, other than the non-payment of accelerated principal, premium, if any, and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the applicable indenture (including payments or deposits in respect of principal, premium or interest that had become due other than as a result of such acceleration). We refer you to the applicable prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an event of default.
Subject to the terms of the indentures, if an event of default under an indenture shall occur and be continuing, the debenture trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the debenture trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the debenture trustee, or exercising any trust or power conferred on the debenture trustee, with respect to the debt securities of that series, provided that:
•the direction so given by the holder is not in conflict with any law or the applicable indenture; and
•subject to its duties under the Trust Indenture Act, the debenture trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will only have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies if:
•the holder previously has given written notice to the debenture trustee of a continuing event of default with respect to that series;
•the holders of at least a majority in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holders have offered reasonable indemnity to the debenture trustee to institute the proceeding as trustee; and
•the debenture trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series (or at a meeting of holders of such series at which a quorum is present, the holders of a majority in principal amount of the debt securities of such series represented at such meeting) other conflicting directions within 60 days after the notice, request and offer.
These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.
We will periodically file statements with the applicable debenture trustee regarding our compliance with specified covenants in the applicable indenture.
Modification of Indenture; Waiver
The debenture trustee and we may change the applicable indenture without the consent of any holders with respect to specific matters, including:
•to fix any ambiguity, defect or inconsistency in the indenture; and
•to change anything that does not materially adversely affect the interests of any holder of debt securities of any series issued pursuant to such indenture.
In addition, under the indentures, the rights of holders of a series of debt securities may be changed by us and the debenture trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series (or, at a meeting of holders of such series at which a quorum is present, the holders of a majority in principal amount of the debt securities of such series represented at such meeting) that is affected. However, the debenture trustee and we may make the following changes only with the consent of each holder of any outstanding debt securities affected:
•extending the fixed maturity of the series of debt securities;
•reducing the principal amount, reducing the rate of or extending the time of payment of interest, or any premium payable upon the redemption of any debt securities;
•reducing the principal amount of discount securities payable upon acceleration of maturity;
•making the principal of or premium or interest on any debt security payable in currency other than that stated in the debt security; or
•reducing the percentage of debt securities, the holders of which are required to consent to any amendment or waiver.
Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series (or, at a meeting of holders of such series at which a quorum is present, the holders of a majority in principal amount of the debt securities of such series represented at such meeting) may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture. The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, premium or any interest on any debt security of that series or in respect of a covenant or provision, which cannot be modified or amended without the consent of the holder of each outstanding debt security of the series affected; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.
Discharge
Each indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for obligations to:
•maintain a register;
•the transfer or exchange of debt securities of the series;
•replace stolen, lost or mutilated debt securities of the series;
•duly and punctually pay or cause to be paid amounts owing with respect to the debt securities;
•maintain paying agencies;
•hold monies for payment in trust;
•compensate and indemnify the trustee; and
•appoint any successor trustee.
In order to exercise our rights to be discharged with respect to a series, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, the premium, if any, and interest on, the debt securities of the series on the dates payments are due.
Form, Exchange, and Transfer
We will issue the debt securities of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indentures provide that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company or another depositary named by us and identified in a prospectus supplement with respect to that series.
At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.
Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange or in the applicable indenture, we will make no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.
We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:
•issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or
•register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.
Information Concerning the Debenture Trustee
The debenture trustee, other than during the occurrence and continuance of an event of default under the applicable indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the debenture trustee under such indenture must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the debenture trustee is under no obligation to exercise any of the powers given it by the indentures at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.
Payment and Paying Agents
Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.
We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check which we will mail to the holder. Unless we otherwise indicate in a prospectus supplement, we will designate the corporate trust office of the debenture trustee in the City of New York as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.
All money we pay to a paying agent or the debenture trustee for the payment of the principal of or any premium or interest on any debt securities which remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the security thereafter may look only to us for payment thereof.
Governing Law
The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.
Subordination of Subordinated Debt Securities
Our obligations pursuant to any subordinated debt securities will be unsecured and will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement. The subordinated indenture does not limit the amount of senior indebtedness we may incur. It also does not limit us from issuing any other secured or unsecured debt.

DESCRIPTION OF WARRANTS
General
We may issue warrants to purchase shares of our common stock, preferred stock and/or debt securities in one or more series together with other securities or separately, as described in the applicable prospectus supplement. Below is a description of certain general terms and provisions of the warrants that we may offer. Particular terms of the warrants will be described in the warrant agreements and the prospectus supplement relating to the warrants.
The applicable prospectus supplement will contain, where applicable, the following terms of and other information relating to the warrants:
•the specific designation and aggregate number of, and the price at which we will issue, the warrants;
•the currency or currency units in which the offering price, if any, and the exercise price are payable;
•the designation, amount and terms of the securities purchasable upon exercise of the warrants;
•if applicable, the exercise price for shares of our common stock and the number of shares of common stock to be received upon exercise of the warrants;
•if applicable, the exercise price for shares of our preferred stock, the number of shares of preferred stock to be received upon exercise, and a description of that series of our preferred stock;
•if applicable, the exercise price for our debt securities, the amount of debt securities to be received upon exercise, and a description of that series of debt securities;
•the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;
•whether the warrants will be issued in fully registered form or bearer form, in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;
•any applicable material U.S. federal income tax consequences;
•the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;
•the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;
•if applicable, the date from and after which the warrants and the common stock, preferred stock and/or debt securities will be separately transferable;
•if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;
•information with respect to book-entry procedures, if any;
•the anti-dilution provisions of the warrants, if any;
•any redemption or call provisions;
•whether the warrants may be sold separately or with other securities as parts of units; and
•any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Transfer Agent and Registrar
The transfer agent and registrar for any warrants will be set forth in the applicable prospectus supplement.

DESCRIPTION OF RIGHTS
General
We may issue rights to our stockholders to purchase shares of our common stock, preferred stock or the other securities described in this prospectus. We may offer rights separately or together with one or more additional rights, debt securities, preferred stock, common stock or warrants, or any combination of those securities in the form of units, as described in the applicable prospectus supplement. Each series of rights will be issued under a separate rights agreement to be entered into between us and a bank or trust company, as rights agent. The rights agent will act solely as our agent in connection with the certificates relating to the rights of the series of certificates and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights. The following description sets forth certain general terms and provisions of the rights to which any prospectus supplement may relate. The particular terms of the rights to which any prospectus supplement may relate and the extent, if any, to which the general provisions may apply to the rights so offered will be described in the applicable prospectus supplement. To the extent that any particular terms of the rights, rights agreement or rights certificates described in a prospectus supplement differ from any of the terms described below, then the terms described below will be deemed to have been superseded by that prospectus supplement. We encourage you to read the applicable rights agreement and rights certificate for additional information before you decide whether to purchase any of our rights. We will provide in a prospectus supplement the following terms of the rights being issued:
•the date of determining the stockholders entitled to the rights distribution;
•the aggregate number of shares of common stock, preferred stock or other securities purchasable upon exercise of the rights;
•the exercise price;
•the aggregate number of rights issued;
•whether the rights are transferrable and the date, if any, on and after which the rights may be separately transferred;
•the date on which the right to exercise the rights will commence, and the date on which the right to exercise the rights will expire;
•the method by which holders of rights will be entitled to exercise;
•the conditions to the completion of the offering, if any;
•the withdrawal, termination and cancellation rights, if any;
•whether there are any backstop or standby purchaser or purchasers and the terms of their commitment, if any;
•whether stockholders are entitled to oversubscription rights, if any;
•any applicable material U.S. federal income tax considerations; and
•any other terms of the rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of the rights, as applicable.
Each right will entitle the holder of rights to purchase for cash the principal amount of shares of common stock, preferred stock or other securities at the exercise price provided in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement.

Holders may exercise rights as described in the applicable prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, forward the shares of common stock, preferred stock or other securities, as applicable, purchasable upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.
Rights Agent
The rights agent for any rights we offer will be set forth in the applicable prospectus supplement.

DESCRIPTION OF UNITS
The following description, together with the additional information that we include in any applicable prospectus supplements summarizes the material terms and provisions of the units that we may offer under this prospectus. While the terms we have summarized below will apply generally to any units that we may offer under this prospectus, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described below.
We will incorporate by reference from reports that we file with the SEC, the form of unit agreement that describes the terms of the series of units we are offering, and any supplemental agreements, before the issuance of the related series of units. The following summaries of material terms and provisions of the units are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement and any supplemental agreements applicable to a particular series of units. We urge you to read the applicable prospectus supplements related to the particular series of units that we may offer under this prospectus, as well as any related free writing prospectuses and the complete unit agreement and any supplemental agreements that contain the terms of the units.
General
We may issue units consisting of common stock, preferred stock, one or more debt securities, warrants or rights for the purchase of common stock, preferred stock and/or debt securities in one or more series, in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each security included in the unit. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.
We will describe in the applicable prospectus supplement the terms of the series of units being offered, including:
•the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;
•any provisions of the governing unit agreement that differ from those described below; and
•any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.
The provisions described in this section, as well as those set forth in any prospectus supplement or as described under “Description of Common Stock,” “Description of Preferred Stock,” “Description of Debt Securities,” “Description of Warrants” and “Description of Rights” will apply to each unit, as applicable, and to any common stock, preferred stock, debt security, warrant or right included in each unit, as applicable.
Unit Agent
The name and address of the unit agent, if any, for any units we offer will be set forth in the applicable prospectus supplement.
Issuance in Series
We may issue units in such amounts and in such numerous distinct series as we determine.
Enforceability of Rights by Holders of Units
Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.

LEGAL MATTERS
Unless otherwise indicated in the applicable prospectus supplement, certain legal matters in connection with the offering and the validity of the securities offered by this prospectus, and any supplement thereto, will be passed upon by Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., San Diego, California.
EXPERTS
The financial statements of GRI Bio, Inc. as of and for the years ended December 31, 2023 and 2022 included in this registration statement have been audited by Sadler, Gibb & Associates LLC, an independent registered public accounting firm, as stated in their report appearing herein (which report expresses an unmodified opinion and includes an emphasis-of-matter paragraph relating to GRI’s ability to continue as a going concern), and are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
This prospectus is part of a registration statement we filed with the SEC. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities we are offering under this prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. Any statement made in this prospectus or the applicable prospectus supplement concerning the contents of any contract, agreement or other document is only a summary of the actual contract, agreement or other document. If we have filed or incorporated by reference any contract, agreement or other document as an exhibit to the registration statement, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement regarding a contract, agreement or other document is qualified by reference to the actual document. You should rely only on the information contained in the registration statement this prospectus, and the applicable prospectus supplement or the information incorporated by reference into this prospectus or the applicable prospectus supplement. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front page of this prospectus, regardless of the time of delivery of this prospectus or any sale of the securities offered by this prospectus.
We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy statements and other information regarding issuers that file electronically with the SEC, including GRI. The address of the SEC website is www.sec.gov.
We maintain a website at www.gribio.com. The information contained on, or that can be accessed through, our website is not a part of this prospectus, and our reference to the address for our website is intended to be an inactive textual reference only.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus and information we file later with the SEC will automatically update and supersede this information. We incorporate by reference into this prospectus the documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (1) after the date of this prospectus and prior to the time that we sell all of the securities offered by this prospectus or the earlier termination of the offering, and (2) after the date of the initial registration statement of which this prospectus forms a part and prior to the effectiveness of the registration statement (except in each case the information contained in such documents to the extent “furnished” and not “filed”). The documents we are incorporating by reference as of their respective dates of filing are:
•our Annual Report on Form 10-K for the year ended December 31, 2023 filed with the SEC on March 28, 2024;
•our Quarterly Report on Form 10-Q for the quarter ended March 31, 2024 filed with the SEC on May 10, 2024;
•our Current Reports on Form 8-K filed with the SEC on January 8, 2024, January 19, 2024, January 30, 2024, and February 2, 2024 (except for the information furnished under Items 2.02 or 7.01 and the exhibits thereto); and
•the description of our common stock contained in our registration statement on Form 8-A filed with the SEC on February 8, 2021, including any amendments or reports filed for the purposes of updating this description.
In addition, all reports an other documents filed by us pursuant to the Exchange Act after the date of the initial registration statement and prior to effectiveness of the registration statement shall be deemed to be incorporated by reference into this prospectus and deemed to be a part of this prospectus from the date of filing of such reports and documents. Notwithstanding the foregoing, we are not incorporating by reference any documents or portions thereof that are not deemed “filed” with the SEC, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of the registration statement of which this prospectus forms a part to the extent that a statement contained in any subsequently filed document, which also is deemed to be incorporated by reference herein, modifies or supersedes such statement.
You may request, orally or in writing, a copy of any or all of the documents incorporated herein by reference. These documents will be provided to you at no cost, by calling us at (619) 400-1170 or by contacting: 2223 Avenida de la Playa, #208, La Jolla, CA 92037, Attn: Corporate Secretary. In addition, copies of any or all of the documents incorporated herein by reference may be accessed at our website at www.gribio.com. The information contained on, or that can be accessed through, our website is not a part of this prospectus, and our reference to the address for our website is intended to be an inactive textual reference only.

Up to $961,579
Common Stock

PROSPECTUS SUPPLEMENT

H.C. Wainwright & Co.

May 20, 2024